NEWS RELEASE
FOR IMMEDIATE RELEASE

COMPANY CONTACT:                                INVESTORS CONTACT:
Anthony J. Simonetta                            Hayden Communications
Chief Financial Officer                         Brett Maas  (brett@haydenir.com)
(302) 456-6789                                  Matt Hayden (matt@haydenir.com)
ww.sdix.com                                     (843) 272-4653
-----------


               STRATEGIC DIAGNOSTICS REPORTS FIRST QUARTER RESULTS

           REVENUE INCREASES 3.2%; FOOD PATHOGEN SALES INCREASE 108%;
                            NEW DISTRIBUTION PARTNERS

NEWARK, DEL., MAY 5, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, environmental and scientific applications, today reported financial results for the first quarter ended March 31, 2005.

Revenues for the first quarter of 2005 increased 3.2% to $6.56 million, compared to $6.35 million for the first quarter of 2004. Included in revenues in the first quarter of 2004 was $156,000 of revenue associated with the Company's sale of certain "catalog" antibody inventories that were written-off in the fourth quarter of 2003. Revenues for the first quarter of 2005 continued to be impacted by anticipated reductions in StarLink(TM) test kit sales, which decreased to $172,000 in the first quarter of 2005, compared to $236,000 in the first quarter of 2004. Sales of the Company's test kits used in Monsanto's Value Capture Program, which totaled $425,000 in the first quarter of 2004, decreased to $294,000 in the first quarter of 2005 due to order pattern and court decisions in Brazil that resulted in the temporary ban of the Program as well as decisions to allow the planting of GMO soy in certain Brazilian states.

In the first quarter of 2005, the Company began to make payments associated with royalties on sales of technology used in the manufacture of certain test kits. These payments, totaling $69,000, will be a component of cost of such products sold going forward.

Consequently, for the quarter ended March 31, 2005, gross profit (defined as total revenues less manufacturing costs) decreased 2.0% to $3.65 million, compared to $3.73 million in the prior year quarter and gross margins decreased from 58.7% in 2004 to 55.7% in 2005.

Operating expenses for the first quarter increased 4.3% to $5.99 million, compared to $5.74 million for the first quarter of 2004. The increase was primarily due to the Company's investment in the commercialization of new technologies for the research and high throughput production of antibodies, totaling $132,000, the royalty obligation noted above and a bad debt reserve for a financially troubled customer, totaling $45,000, all incurred during the quarter ended March 31, 2005.

Research and development spending was $642,000 or 9.8% of net revenues in the first quarter of 2005, compared to $587,000 or 9.2% of net revenues in the first quarter of 2004.

Selling, general and administrative expenses were $2.44 million in the first quarter of 2005, compared to $2.53 million in the same quarter in the prior year. Included in selling, general and administrative expenses in the first quarter of 2004 was $100,000 associated with the termination of a distribution reseller agreement for an instrument that electronically interprets strip test lines, which the Company determined was not going to be marketable.

Pre-tax income totaled $597,000 for the three months ended March 31, 2005, compared to pre-tax income of $617,000 for the same period in 2004. Net income in the first quarter of 2005 and 2004 was $418,000 or $0.02 per diluted share.

Matthew H. Knight, the Company's President and Chief Executive Officer, commented: "We are encouraged by the continued quarter over quarter progress the Company has made since the beginning of 2004 and the fact that we continue to report consistent profitability despite new investments in growth initiatives, the inclusion of royalty payments, and the impact of non-recurring revenues in 2004. As mentioned, there were a variety of anticipated factors that obscured our improving fundamental performance. Nevertheless, we equaled our profitability on a comparable quarter basis, thus demonstrating a stronger Company with a better operating structure and diversified revenue base. We are well-positioned for growth in the markets we serve and expect to build upon our first quarter performance during the remainder of 2005."

Mr. Knight continued, "We continue to place emphasis on our core competencies that allow us to create products and services which deliver measurable Return on Investment for our customers. We are still at the beginning stages of exploiting opportunities in water quality testing and aggressively expanding our Genetic Antibody initiative. Our recently signed distribution agreements with DuPont Qualicon and US Biosystems (USB) help create growth opportunities for our world class technologies in the food safety and environmental testing markets. Domestically, we continue to see rapid growth in our food pathogen detection business as our assays continually demonstrate superior technical and cost performance in customer applications. We are excited about our opportunities and believe our core competencies and product expertise position us for success in a variety of growth markets."

FOOD SAFETY PRODUCTS
--------------------
Food safety revenues were $2.50 million in the first quarter of 2005, compared to $2.23 million in the first quarter of 2004, an increase of 12.1%. Food pathogen test sales in the first quarter of 2005 were up over 108% compared to the same quarter of 2004. These increases are a continuation of the positive trend that saw such sales increase 119.0%, 78.0% and 39.0% for the fourth, third and second quarters of 2004, respectively, compared to the corresponding 2003 periods. Today the Company announced that it has entered into an exclusive distribution agreement with DuPont Qualicon. Under the agreement, SDI's lateral flow tests for the detection of food pathogens will be marketed outside the United States by DuPont Qualicon as the DuPont(TM) Lateral Flow System(TM).

WATER AND ENVIRONMENTAL PRODUCTS
--------------------------------
Revenue decreased 16.4% to $1.22 million for the first quarter of 2005, compared to $1.46 million for the same quarter in the prior year. The decline relates primarily to a continued decrease in the number of remediation projects and correlated use of on-site testing in the U.S. Pricing pressure from direct competitors and lab-based testing services also contributed to the decline. The Company recently announced the signing of a distribution agreement with USB, a leading provider of environmental testing and data management services headquartered in Boca Raton, Florida. USB has become a preferred channel partner, marketing the Company's line of environmental test kits in conjunction with complementary laboratory based services. It is expected that this combination will bring new customers better value and help increase awareness of the many benefits of the Company's RapidAssay(R) line of EPA approved assays.

Water quality monitoring continues to be an emerging but unproven opportunity for the Company and it is an area of focus for the management team. The Company has active development programs with a variety of well-known, brand-name food manufacturers and continues to gain momentum in this area. The quality of the water which comprises a key ingredient in food preparation is of paramount importance, and this fact is just beginning to be recognized by the industry.

ANTIBODY PRODUCTS
-----------------
Antibody revenues increased 7% to $2.84 million for the first quarter of 2005 compared to $2.66 million for the same quarter in the prior year. The increase in the first quarter of 2005 over the prior year, in addition to a 10% increase in the fourth quarter of 2004, compared to the same quarter in the prior year, is an extension of a continuing improvement in business, which saw a steep decline in revenues in the first half of 2004. The 2004 decline was associated with several large, one-time customer projects in that year, and the discontinuation of low margin business. Included in antibody revenues in the first quarter of 2004 was $156,000 associated with inventories that were written-off during 2003. Custom and made-to-order antibody services and products are a core competency of the Company and management is encouraged by the continued improvement in this key business area. In 2005, the Company began investing in a new research and production facility to commercialize important new technologies for high throughput production of antibodies and has hired two expert scientists to drive this effort. This technology is specifically targeted at the rapidly developing proteomics market and the enablement of customer research, development and commercialization in the diagnostics, pharmaceutical and research markets. The Company's marketing plans are on schedule, and the introduction of the first commercial product, mouse polyclonal antibodies, is expected by the end of the fourth quarter of 2005.

CONFERENCE CALL
---------------
A conference call to review first quarter results is scheduled for 4:30 p.m. Eastern-time today. The dial-in number for the live conference call will be 877-407-8031 (201-689-8031 outside the U.S.). A live webcast of the conference call will be available on the Company's website, www.sdix.com, as well as www.vcall.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on each of these websites for 90 days. Telephone replays of the call will be available from 7:30 p.m. Eastern-time on May 5 through 11:59 p.m. on May 6. To listen to the telephone replay, dial 877-660-6853 (201-612-7415 outside the U.S.) and enter account number 286 and conference ID 150190.

About Strategic Diagnostics Inc.
--------------------------------
SDI develops and markets biotechnology based detection solutions for a broad range of food, water, agricultural, industrial, environmental and scientific applications. By leveraging its expertise in immunology, proteomics, bio-luminescence, and other bio-reactive technologies with innovative application and production capabilities, the Company is able to provide sophisticated diagnostic testing and immunoreagent systems to a diverse customer base serving multiple vertical markets. SDI also serves the research, human diagnostic and pharmaceutical sectors with a wide range of services including complete outsourcing for the production of monoclonal and polyclonal antibodies used in commercialized products offered by leading diagnostic and pharmaceutical companies. FeedChek(TM), Trait Chek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining first party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                             STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARY


                                    CONSOLIDATED BALANCE SHEETS
                          (in thousands, except share and per share data)
                                            (unaudited)

                                                                       MARCH 31,     December 31,
-------------------------------------------------------------------------------------------------
                                                                         2005              2004
-------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                          $   7,947         $   8,096
   Receivables, net                                                       3,965             3,858
   Inventories                                                            3,150             3,090
   Deferred tax asset                                                       892             1,071
   Other current assets                                                   1,004               336
-------------------------------------------------------------------------------------------------
     Total current assets                                                16,958            16,451
-------------------------------------------------------------------------------------------------

Property and equipment, net                                               3,647             3,605
Other assets                                                                  5                 2
Deferred tax asset                                                        8,157             8,288
Intangible assets, net                                                    6,956             6,996
-------------------------------------------------------------------------------------------------
     Total assets                                                     $  35,723         $  35,342
=================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                   $     452         $     868
   Accrued expenses                                                       1,651             1,525
   Current portion of long term debt                                        211               211
-------------------------------------------------------------------------------------------------
     Total current liabilities                                            2,314             2,604
-------------------------------------------------------------------------------------------------
Long-term debt                                                              720               773
-------------------------------------------------------------------------------------------------
Stockholders' Equity:
   Preferred stock, $.01 par value, 20,920,648 shares authorized,
     no shares issued or outstanding                                          -                 -
   Common stock, $.01 par value, 35,000,000 shares authorized,
     19,570,339 and 19,379,602 issued and outstanding
     at March 31, 2005 and December 31, 2004, respectively                  196               194
   Additional paid-in capital                                            37,125            36,596
   Accumulated deficit                                                   (4,341)           (4,759)
   Deferred compensation                                                   (411)             (206)
   Cumulative translation adjustments                                       120               140
-------------------------------------------------------------------------------------------------
     Total stockholders' equity                                          32,689            31,965
-------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity                       $  35,723         $  35,342
=================================================================================================

        The accompanying notes are an integral part of these statements.

                   STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,
-----------------------------------------------------------------------------
                                                       2005          2004
-----------------------------------------------------------------------------
NET REVENUES:
-----------------------------------------------------------------------------
  Product related                                $     6,555     $     6,350
-----------------------------------------------------------------------------
     Total net revenues                                6,555           6,350
-----------------------------------------------------------------------------
OPERATING EXPENSES:
  Manufacturing                                        2,901           2,622
  Research and development                               642             587
  Selling, general and administrative                  2,442           2,528
-----------------------------------------------------------------------------
     Total operating expenses                          5,985           5,737
-----------------------------------------------------------------------------
     Operating income                                    570             613

Interest income (expense), net                            27               4
-----------------------------------------------------------------------------

Income before taxes                                      597             617

     Income tax expense                                  179             199
-----------------------------------------------------------------------------

Net income                                               418             418
-----------------------------------------------------------------------------

Basic net income per share                       $      0.02     $      0.02
=============================================================================

Shares used in computing basic
  net income per share                            19,458,000      19,211,000
=============================================================================

Diluted net income per share                     $      0.02     $      0.02
=============================================================================

Shares used in computing diluted
  net income per share                            19,615,000      19,742,000
=============================================================================


       The accompanying notes are an integral part of these statements.